STOCKHOLDERS' AGREEMENT


                              relating to stock of

                             ALLEGRO NEW MEDIA, INC.




                            DATED AS OF JULY 31, 1996



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1.   PURCHASE OF COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . 3

2.   CERTAIN CORPORATE DOCUMENTS.. . . . . . . . . . . . . . . . . . . . 3

3.   CURRENT OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 4

4.   TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . 4

5.   RATIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

6.   VALIDITY OF AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . 5

7.   NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

8.   SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . 5

9.   MODIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

10.  WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

11.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

12.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 6

13.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


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                             STOCKHOLDERS' AGREEMENT


     AGREEMENT made as of the 31st day of July, 1996, by and among Barry A. Cinnamon, Gwyn Jones and the persons whose signatures appear on the signature pages hereto (all of the foregoing being hereinafter referred to collectively as the "Stockholders" and each individually, a "Stockholder").


                              W I T N E S S E T H :


     WHEREAS, the Stockholders own an aggregate 1,938,266 shares of the common stock, par value $.001 per share (the "Stock") of Allegro New Media, Inc. (the "Corporation"); and

     WHEREAS, the Stockholders desire to provide for the orderly management of the business and affairs of the Corporation, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

   1.   OWNERSHIP OF COMMON STOCK.

     Effective July 31, 1996, each of the Stockholders owns, beneficially or of record, the number of shares of Stock set forth next to his or her signature on the signature page hereof.

   2.   CERTAIN CORPORATE DOCUMENTS.

     The Stockholders acknowledge that they have reviewed and are familiar with the Certificate of Incorporation and By-laws of the Corporation, copies of which are attached hereto as Exhibits "A" and "B", respectively.

   3.   CURRENT OPERATIONS.

     Each party hereto hereby agrees that, as long as such party remains a Stockholder of the Corporation, such party will vote and continue to vote the Stock owned by such party in the Corporation as follows:

     (a) Each of the Stockholders will vote the shares of Stock owned by him, and upon the conversion or exchange of any securities convertible into or exchangeable for shares of Stock, the shares of Stock received upon such conversion or exchange, for the election to the Board of Directors of the Corporation (the "Board") of the individuals nominated by the Board and for the election to the Board of Gwyn Jones or another person designated by Gwyn Jones.


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     (b) Barry A.  Cinnamon will vote the shares of Stock owned by him, and upon the conversion or exchange of any securities convertible into or exchangeable for shares of Stock, the shares of Stock received upon such conversion or exchange, for the election to the Board of Gwyn Jones or another person designated by Gwyn Jones.

     (c) The Stockholders agree and acknowledge that the affairs of the Corporation shall be managed by the Board as provided in the Certificate of Incorporation and the By-laws of the Corporation.

     4. TERMINATION OF AGREEMENT.

     This Agreement shall terminate on the occurrence of any of the following events:

     (a)  July 31, 1998;

     (b)  Cessation of the Corporation's business; or

     (c)  Bankruptcy, receivership or dissolution of the Corporation.

     5.   CORPORATE ACTION.

     By executing this Agreement, the Corporation and the Stockholders agree that this Agreement shall be incorporated into the corporate minutes and bylaws, and if amendment of the Corporation's Certificate of Incorporation and/or bylaws is necessary for any provisions of this Agreement to be legally enforceable, in favor of such amendment to the Certificate of Incorporation and/or bylaws.

     6.   VALIDITY OF AGREEMENT.

     In the event that any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

     7.   NOTICES.

     All notices required or agreed to be given hereunder by any party shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed to the party intended to be notified at the addresses of the respective parties as set forth on the signature page hereto. The date of registration or certification shall be deemed the date of giving of the notice. Notice given as aforesaid shall be sufficient service thereof. Any party may change his or its address by giving notice thereof to the other parties by registered or certified mail.


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     8.   SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective executors, administrators, personal representatives, transferees, successors and assigns. If any person, firm or corporation shall acquire any Stock of any Stockholder in any manner, whether by operation of law or otherwise, such Stock shall be held subject to all of the terms of this Agreement, and by taking and holding such Stock, such person, firm or corporation shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement; provided, that the foregoing shall not be construed to apply to any purchaser of Stock in brokerage transactions permitted by the terms of the Lock-Up Agreement of even date between each Stockholder and the Corporation.

     9.   MODIFICATION.

     This Agreement may not be modified, amended or terminated except by a subsequent writing signed by the parties to this Agreement.

     10.  WAIVER.

     A waiver of any breach or violation of any term, provision, agreement, covenant or condition herein contained shall not be deemed to be a continuing waiver or a waiver of any further or past breach or violation.

     11.  GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. Any dispute arising out of this Agreement shall be resolved in a state court of the State of New York located within the counties of Nassau or Suffolk, or in the United States District Court for the Eastern District of New York. Each of the parties hereto by executing this Agreement and accepting the benefits hereof, hereby consents to the jurisdiction of such courts.

     12.  ENTIRE AGREEMENT.

     This Agreement contains the entire understanding among the parties with respect to the matters described herein and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement and any prior agreements among the Stockholders of the Corporation.

13.  COUNTERPARTS.

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                    STOCKHOLDERS:
Number of
Shares of Stock                     Name

          938,266                   /s/Barry A. Cinnamon
                                    Barry A. Cinnamon
                                    Allegro New Media, Inc.
                                    16 Passaic Avenue, Unit 6
                                    Fairfield, New Jersey 07004


          469,804                   /s/Gwyn Jones
                                    Gwyn Jones
                                    Serif Inc.
                                    One Chestnut Street
                                    Nashua, New Hampshire 03601

           67,913                   /s/Norman Alexander-Attorney in Fact
                                    Norman Alexander

                                    Address:


           26,250                   /s/James Bryce-Attorney-in-Fact
                                    James Bryce

                                    Address:


           51,276                   /s/Peter Beedham-Attorney-in-Fact
                                    Peter Beedham

                                    Address:



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           34,942                   /s/Ralf Mellor-Attorney-in-Fact
                                    Ralf Mellor

                                    Address:


           26,250                   /s/Esprit Automations-Attorney-in-Fact
                                    Esprit Automations

                                    Address:


           12,383                   /s/Mark Gee-Attorney-in-Fact
                                    Mark Gee

                                    Address:


           10,319                   /s/Robert O'Mara-Attorney-in-Fact
                                    Robert O'Mara

                                    Address:


            4,128                   /s/Darren Darvill-Attorney-in-Fact
                                    Darren Darvill

                                    Address:


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            4,128                   /s/Mark Ramsey-Attorney-in-Fact
                                    Mark Ramsey

                                    Address:


            4,128                   /s/Mark Daintree-Attorney-in-Fact
                                    Mark Daintree

                                    Address:


            2,683                   /s/David Brailsford-Attorney-in-Fact
                                    David Brailsford

                                    Address:


           17,542                   /s/David Harris-Attorney-in-Fact
                                    David Harris

                                    Address:


           12,270                   /s/Ingrid Regen-Attorney-in-Fact
                                    Ingrid Regen

                                    Address:


            6,000                   /s/Michael LaRocque-Attorney-in-Fact
                                    Michael LaRocque

                                    Address:


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            6,000                   /s/Joseph Ossai-Attorney-in-Fact
                                    Joseph Ossai

                                    Address:


            3,000                   /s/Leo Belodeau-Attorney-in-Fact
                                    Leo Belodeau

                                    Address:


            3,000                   /s/Michael Clough-Attorney-in-Fact
                                    Michael Clough

                                    Address:


            3,000                   /s/Jay Jackson-Attorney-in-Fact
                                    Jay Jackson

                                    Address:


            4,000                   /s/David Garreth Howe-Attorney-in-Fact
                                    David Garreth Howe

                                    Address:


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          23, 138                   /s/Robin Bryce-Attorney-in-Fact
                                    Robin Bryce

                                    Address:


          23, 138                   /s/Wallace Bryce-Attorney-in-Fact
                                    Wallace Bryce

                                    Address:


          184,708
                                    Serif (Europe) Trustees Ltd.

                                    Address: